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                                                                    Exhibit 99.1

                              BONDI SOFTWARE, INC.

                     EMPLOYEE STOCK OPTION PLAN, AS AMENDED
                           EFFECTIVE NOVEMBER 1, 1999

                              ARTICLE I -- PURPOSE

     The purpose of this Plan is to promote the interest of the Company by granting stock options to Eligible Employees in order (1) to attract and retain Eligible Employees, (2) to provide Eligible Employees with long-term financial incentive to increase the value of the Company, and (3) to provide a method whereby Eligible Employees of the Company will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Stock of the Company.

                            ARTICLE II -- DEFINITIONS

2.01 DEFINITIONS. Each term set forth in this Article II shall have the respective meaning set forth opposite such term for purposes of this Plan, and when the defined meaning is intended the term is capitalized.

     "Administrator" means the Committee or the Company Administrator, as applicable.

     "Agreement" means the written agreement, executed by the Company and the Participant, stating the number of Shares subject to the Option evidenced thereby and setting forth the terms and conditions of the grant of an Award as provided in this Plan and such additional terms and conditions as the Committee determines are appropriate.

     "Applicable Interest Rate" means an interest rate equal to the short-term applicable federal rate described in Code section 1274(d); provided, however that the interest rate shall be zero if using an interest rate of zero would not result in the imputation of interest under the Code.

     "Award" means an Option granted to a Participant under this Plan.

     "Beneficiary" means the person entitled to receive any payments or exercise any rights following the death of a Participant as determined pursuant to
Section 8.02.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the individuals described in Section 7.02.

     "Company" means Bondi Software, Inc., a North Carolina corporation.

     "Company Administrator" means the chief executive officer of the Company, the senior officer of the Company responsible for human resource matters, or such other person or persons as are designated by the Committee to administer the Plan on behalf of Participants who are not Executive Officers.

     "Eligible Employee" means any Employee (including an Officer) of the Company or any Subsidiary.


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     "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week; such person's rights under this Plan shall cease upon the effective time of his termination of employment, except as specifically provided otherwise in this Plan or in the Grant Agreement in which the Employee is awarded an Option pursuant to this Plan.

     "Fair Market Value" shall, for purposes of determining the value of a Share under this Plan and under each Grant Agreement, be determined in good faith by the Board.

     "Grant Agreement" means the written agreement between the Company and a Participant which makes the Award of an Option to the Participant pursuant to this Plan and containing such terms and conditions as the Committee, in its sole discretion, deems consistent with the terms of this Plan.

     "ISO" or "Incentive Stock Option" means an option granted under this Plan to purchase Shares which is intended by the Company to be an incentive stock option within the meaning of Section 422 of the Code.

     "Nonvoting Stock" means Stock which does not have voting rights.

     "NQSO" or "Non-Qualified Stock Option" means an option granted under this Plan to purchase Shares which is not intended by the Company to be treated as an Incentive Stock Option.

     "Officer" means any executive of the Company or any Subsidiary who is a member of the executive compensation group under the Company's compensation practices.

     "Option" means an ISO or NQSO granted under this Plan.

     "Option Price" means the price determined in accordance with Section 4.03 which shall be paid to purchase one Share upon the exercise of an Option granted under this Plan.

     "Participant" means an Eligible Employee to whom an Award is made.

     "Plan" means this Bondi Software, Inc. Employee Stock Option Plan, effective November 1, 1999, and as thereafter amended from time to time.

     "Settlement Date" means with respect to any Option that has been exercised in whole or in part, the date or dates upon which Shares are to be delivered to the Participant and the Option Price therefor paid, determined in accordance with the terms of this Plan and the Agreement under which any such Award was made.

     "Share" means a share of Stock.

     "Stock" means the common stock of the Company.

     "Subsidiary Corporation" shall mean any present or future corporation which would be a "subsidiary corporation" of Bondi Software, Inc., as that term is defined in Section 424(f) of the Code.

     "Voting Stock" means Stock which has voting rights.


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     "Year of Service" shall mean a period of twelve (12) consecutive months during all of which time a person is continuously employed by the Company or a Subsidiary Corporation as an Employee.

2.02 REFERENCES. All pronouns are masculine, solely for ease of reading, and should be read as feminine where applicable. Unless the context clearly requires otherwise, the singular shall include the plural and the plural shall include the singular. All references to sections of the Code or other laws or regulations shall include amendments and successor provisions thereto unless otherwise specifically stated or clearly required by the context.

                      ARTICLE III -- SHARES SUBJECT TO PLAN

3.01 SHARE LIMITS. The Plan will be implemented by periodic Awards to Employees, in accordance with Section 4.01 below. The maximum number of Shares subject to which may be awarded to Employees under this Plan shall be 475,000 unless otherwise determined by the Board from time to time and in its sole discretion; provided, however, that the maximum number of Shares for which ISOs may be granted shall be 475,000.

3.02 ADJUSTMENTS. The limits on Shares that may be awarded in Section 3.01 shall be adjusted as provided in Section 9.01. If any Shares subject to an Award are forfeited or such Award otherwise terminates, such number of Shares shall be available for new Awards under the Plan, subject, however, in the case of Incentive Stock Options, to any limitations under the Code.

                              ARTICLE IV -- OPTIONS

4.01 AWARD OF STOCK OPTIONS. Subject to the terms and conditions of this Plan, the Committee from time to time may grant such ISOs or NQSOs to such Eligible Employees to purchase Shares as the Committee, acting in its sole discretion, deems appropriate under the circumstances. Each grant of an Option shall be evidenced by an Agreement, and each Agreement shall incorporate such terms and conditions as the Administrator, in its sole discretion, deems consistent with the terms of this Plan, including conditions on the exercise of such Option which relate to the employment of the Participant; provided, if the Committee grants an Option to an Eligible Employee, the right of the Eligible Employee to exercise one such Option shall not be conditioned on his failure to exercise the other such Option. The Committee may issue new Options equal to the number of Shares surrendered by a Participant upon the partial exercise of a previously granted Option.

4.02 RULES. The Committee may establish rules with respect to, and may grant to Eligible Employees, Options which comply with any amendment to the Code providing for special tax benefits for stock options made after the effective date of this Plan, provided such rules otherwise are consistent with the terms of this Plan.

4.03 OPTION PRICE. The Option Price for each Share subject to an Option shall be determined by the Board or the Committee, provided, however, that the Option Price for each Share subject to an ISO shall not be less than the Fair Market Value of a Share on the date the Option is granted, as determined on such basis as shall be established or specified for that purpose by the Committee.

4.04 OPTION PERIOD. Each Option granted under this Plan shall be exercisable at such time or times as set forth in the related Grant Agreement over the period which begins on the date such Option is granted, and each Option shall expire automatically on the earliest of:


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            (i)   the date such Option is exercised in full;

            (ii) the date such Option expires in accordance with the terms of the related Grant Agreement (which, in the case of an ISO, shall not be more than 10 years from the date such Option is granted); or

            (iii) the date such Option is forfeited, upon the terms set forth in this Plan or in the Grant Agreement.

      Except as provided in clauses (iv) and (v) of this Section 4.04, no Grant Agreement for an Employee (whether salaried or hourly) may provide for the exercise of an Option after the employment of an Employee has terminated. The exceptions to this rule that the Option shall terminate and be forfeited at the time an Employee's employment with the Company terminates are:

            (iv) the Grant Agreement can provide, in the Committee's sole discretion, for exercise of the Option for a period of time following the date employment terminates due to voluntary termination by the Employee, which time period shall in no event be longer than three (3) months following the Employee's termination;

            (v) the Grant Agreement can provide, in the Committee's sole discretion, for exercise of the Option for a period of time following the date employment terminates due to termination by the Company or a Subsidiary and for which termination no "cause" is specified by the Company or the Subsidiary. The time period for exercise following any termination by the employer that is "without cause" shall in no event be longer than three (3) months following the Employee's termination;

      Except as the Board shall otherwise determine, the Grant Agreement may not provide for exercise of the Option following the termination of an Employee's employment by the Company or the Subsidiary which is due to "cause." For these purposes, unless otherwise specified in the Grant Agreement, "cause" shall include (a) misconduct by the Participant in connection with his or her employment and (b) any cause that constitutes "good cause" for termination of employment under the laws of the State of North Carolina in effect at the time of such termination. For purposes of this paragraph and clause (v), the determination of the Committee as to whether a termination was due to "cause" or was "without cause" shall be made by the Committee and that determination shall be final, conclusive, and binding on all parties.

      Except as otherwise provided in a Grant Agreement, if an Option is exercised following termination of employment, then in lieu of issuing Shares of Stock to the Participant, the Company may, in the discretion of the Board, pay the Participant an amount equal to the difference between (i) the Fair Market Value, determined on the date that the Participant terminated his employment, of the Shares which would otherwise have been issued to the Participant, and (ii) the Option Price. In such case, the Participant shall not be required to actually pay the Option Price to the Company.

      Notwithstanding any contrary provisions in this Plan or in the Grant Agreement, if the Participant shall (x) commit any act of malfeasance or wrongdoing affecting the Company or any Subsidiary, (y) breach any covenant not to compete, employment contract, or confidentiality agreement with the Company or any Subsidiary, or (z) engage in conduct that would warrant the Grantee's discharge for "cause" (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any Subsidiary), any unexercised portion of the Option shall immediately terminate and be void.


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4.05  METHOD OF EXERCISE. An Option may be exercised by properly completing and actually delivering to the Company an exercise form prescribed by the Administrator for this purpose, together with payment in full of the Option Price for the Shares the Participant desires to purchase through such exercise in the manner specified in the exercise form. Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

      (i)   in cash or by check, payable to the order of the Company;

      (ii) except as the Board may, in its sole discretion, otherwise provide in an Grant Agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the Option Price and any required tax withholding or
(ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

      (iii) when the Stock is registered under the Exchange Act, by delivery of shares of Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law and
(ii) such Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

      (iv) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

      (v)   by any combination of the above permitted forms of payment.

4.06 INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an Incentive Stock Option shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

                   ARTICLE V -- ELIGIBILITY AND PARTICIPATION

5.01. INITIAL ELIGIBILITY. Except as otherwise determined by the Board, any employee who is employed by the Company on the date his participation in the Plan is to become effective shall be eligible to be considered for designation as a Participant by the Committee.

5.02. RESTRICTIONS ON PARTICIPATION. In selecting the Eligible Employees to whom Options will be awarded and in determining the number of shares to be included in an Award, the Committee will consider the position and responsibilities of such persons, the value of their services to the Company or its Subsidiaries, and such other factors as the Committee deems pertinent.

5.03. COMMENCEMENT OF PARTICIPATION. An Eligible Employee may become a Participant by executing a Grant Agreement relating to the Award to that Eligible Employee, on the form provided by the Company and delivering it to the Administrator on or before the date set therefor by the Administrator.


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                               ARTICLE VI -- STOCK

6.01. REGISTRATION OF STOCK. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant only.

6.02. RESTRICTIONS ON EXERCISE. The Committee may, in its discretion, require as conditions to the exercise of any Option that the Shares reserved for issuance upon the exercise of the Option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

            (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to the Shares shall be effective, or

            (ii) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.


                          ARTICLE VII -- ADMINISTRATION

7.01 ADMINISTRATOR. The Plan shall be administered by the Committee and the Administrator. The Committee may adopt such regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan.

7.02. APPOINTMENT OF COMMITTEE. The Board shall appoint the Committee, which shall consist of no fewer than three members of the Board. No member of the Committee shall be eligible to purchase stock under the Plan.

7.03. AUTHORITY OF COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be final, conclusive, and binding.

7.04. RULES GOVERNING THE ADMINISTRATION OF THE COMMITTEE. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held by it. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

7.05 COMMITTEE RESPONSIBILITIES. The Committee shall (a) determine the amount of all grants of Awards under this Plan, (b) determine the terms and conditions of grant Agreements and all election and other forms,


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which terms and conditions shall not be inconsistent with this Plan, (c)
interpret the Plan, and (d) make all other decisions relating to the operation of the Plan.

                            ARTICLE VIII -- TRANSFERS

8.01 OPTIONS NON-TRANSFERABLE. Only the Participant (or such Participant's legal representative) may exercise or receive payment of an Award. No Award may be sold, assigned, transferred, exchanged, or otherwise encumbered or made subject to any creditor's process, whether voluntary, involuntary, or by operation of law, and any attempt to do so shall be of no effect.

8.02 PAYMENTS TO DEATH BENEFICIARY. Each Participant may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his Beneficiary for purposes of this Plan. Each designation shall be on a form prescribed by the Administrator, will be effective only when delivered to the Administrator, and when effective will revoke all prior designations by the Participant. If a Participant dies with no such beneficiary designation in effect, such person's Beneficiary shall be his estate and such person's Awards will be transferable by will or pursuant to laws of descent and distribution applicable to such person. Unless otherwise stated in the applicable Grant Agreement, in the event of a Participant's death, all of such Participant's outstanding Awards shall be deemed to have been exercised immediately following the Participant's death, provided, however, that in lieu of issuing Shares of Stock to the Participant's death Beneficiary, the Company shall pay the Beneficiary an amount equal to the difference between (i) the Fair Market Value of the Shares which would otherwise have been issued to the Participant had the Participant exercised all of his outstanding Awards immediately prior to his death, and (ii) the Option Price. In such case, the Beneficiary shall not be required to actually pay the Option Price to the Company. Any such payment shall be, at the Company's option, in one lump sum, or in equal monthly payments of principal and interest over a period not to exceed twenty four (24) months, using the Applicable Interest Rate.

                           ARTICLE IX -- MISCELLANEOUS

9.01. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

      (a) If, while any Options are outstanding, the outstanding shares of Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of Shares which are subject to purchase under outstanding Options and on the Option's exercise price or prices applicable to such outstanding Options. No adjustments shall be made for stock dividends. For purposes of this paragraph, any distribution of Shares to shareholders in a single or series of related transactions in an amount aggregating 20% or more of the outstanding Shares shall be deemed a stock split and any similar distributions of Shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

      (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive upon the exercise of such Option for each Share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such


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transactions as the Board shall deem necessary to assure that the provisions of this Section 9.01 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such Option might thereafter be entitled to receive.

      (c) Nothing in this Section 9.01 or any of the other provisions of this Plan shall be construed to restrict the Company's ability to raise additional capital and, in that regard, to issue additional shares of common stock or preferred stock to existing or new shareholders in exchange for consideration determined by the Company to be appropriate.

9.02. AMENDMENT AND TERMINATION. The Board shall have complete power and authority to terminate or amend the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an Option to purchase stock under the Plan, adversely affect the rights of such employee under such Option, other than rights, if any, relating to dilution of Shares.

9.03. STOCK RESTRICTIONS. The Company shall have the right under this Plan to restrict or otherwise delay the issuance of any Shares purchased under this Plan until the requirements of any applicable laws or regulations and any stock exchange requirements have been in the Company's judgment satisfied in full. Furthermore, any Shares which are issued as a result of purchases or payments made under this Plan shall be issued subject to the Restrictions on Transfer of Stock, attached hereto as EXHIBIT A, and such other restrictions and conditions on any resale and any other disposition as the Company shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.

9.04. EFFECTIVE DATE. The Plan shall become effective as of November 1, 1999, subject to the joint approval by the Board and by the holders of the majority of the Voting Stock present and represented at a special or annual meeting of the Board and the shareholders held on or before such effective date. If the Plan is not so approved, the Plan shall not become effective.

9.05 DURATION. This Plan shall terminate on October 31, 2009, unless earlier terminated by the Board pursuant to Section 9.02. No Award shall be granted after the date this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to Awards granted prior to such date, shall survive the termination of the Plan and continue to apply to such Awards.

9.06. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

9.07. EFFECT OF PLAN. The provisions of this Plan, and any applicable Grant Agreement, exercise election, Beneficiary designation or other related document, shall be binding upon each Participant and any of his Beneficiaries, transferees, heirs, assignees, distributees, executors, administrators, personal representatives, or any other person claiming any rights under this Plan. Any such person claiming any rights under this Plan shall be subject to the terms and conditions of this Plan and all such documents and such other terms and conditions, not inconsistent with this Plan, as the Administrator may impose.

9.08. CHOICE OF LAW AND VENUE. This Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of North Carolina (except to the extent provisions of federal law may be applicable). Acceptance of an Award shall be deemed to constitute consent to the jurisdiction and venue

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of the Superior Court of Guilford County, North Carolina, and the United States
District Court for the Middle District of North Carolina for all purposes in connection with any suit, action, or other proceeding relating to such Award, including the enforcement of any rights under this Plan or any Agreement or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of North Carolina, provided a reasonable time for appearance is allowed.

9.09 NO SHAREHOLDER RIGHTS. No Award shall confer on any Participant, or anyone claiming on his behalf, any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred on the books of the Company in accordance with the terms and conditions of the Award.

9.10 UNFUNDED PLAN. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its affiliates, the Committee, the Administrator, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Participant or anyone claiming on his behalf. To the extent a Participant or any other person acquires a right to receive payment pursuant to an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

9.11 EXPENSES. The Company will pay all expenses and costs in connection the administration of the Plan.

9.12 TAXES. The Company or any Subsidiary shall withhold from any payment of cash or Shares to a Participant or other person under this Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant of any Award or the exercise of any Option under this Plan. The Company or any Subsidiary shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Company or any Subsidiary to meet any tax reporting obligation as a condition to exercise of an Option or before making any payment pursuant to an Award. If the Administrator believes that the regular salary compensation payable to a Participant during the remainder of the calendar year will be insufficient to provide a source of funds for withholding any taxes required to be withheld with respect to such Participant under this Section 9.12, the Administrator may, in his sole discretion, and as a condition to the grant of an Award or exercise of an Option, require the Participant to pay to the Company, in addition to any cash payment relating to an exercise of an Option, an amount of cash sufficient to cover the projected tax withholding liability of the Company.

9.13 LIABILITY OF COMPANY. The Company's liability under this Plan and any sale made pursuant to the Plan is limited to the obligations set forth with respect to such sale and nothing in this Plan will be construed to impose any liability on the Company in favor of the purchaser with respect to any loss, cost, or expense which the purchaser may incur in connection with, or arising out of, any transaction under the Plan.

9.14 INDEMNIFICATION OF THE COMMITTEE AND ADMINISTRATOR. In addition to such other rights or indemnification as they may have, the Company will indemnify members of the Committee and the Administrator against all costs and expenses reasonably incurred by them or any of them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Award granted pursuant to the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding; provided that


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upon institution of any such action, suit, or proceeding, the person desiring indemnification gives the Company an opportunity, at its own expense, to hand and defend the same.

9.15 NOTICE. Any notice or other communications required or permitted to be made or given under this Plan will be sufficiently made or given if sent by certified mail addressed to the offeree or holder at such individual's address as set forth in the Company's regular books and records and, if to the Company, addressed to it at its principal office.

      IN WITNESS WHEREOF, the Company has executed this Plan and affixed hereto its corporate seal as of the date first above written.

                                            Bondi Software, Inc.

                                            By:___________________________
                                                     Bradley L. Cooley,
                                                     President
Attest:

---------------------------------
      Michael A. Shemancik, Jr.,
      Secretary

[Corporate Seal]


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                                    EXHIBIT A
                        RESTRICTIONS ON TRANSFER OF STOCK


      These Restrictions on Transfer of Stock shall apply to the Stock held by any person who acquired such Stock under the Bondi Software, Inc. Non-Qualified Stock Option Plan (the "Plan"), such person being hereinafter referred to as an "Option Shareholder".

SECTION 1. - GENERAL RESTRICTIONS ON TRANSFER OF STOCK. No Option Shareholder may sell or engage in any transaction which results in a change in the beneficial or record ownership of any Stock now owned or hereafter acquired by him under the Plan, including without limitation a voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment, or levy (a "Transfer), except as permitted by the Restrictions on Transfer of Stock set forth in this Exhibit A (the "Restrictions") and in accordance with its terms and conditions. Any such Transfer of Stock or attempt to Transfer Stock shall be void and ineffective for any purpose and shall confer no rights whatsoever on any transferee or purported transferee. The Company agrees that it will not cause or permit the Transfer of any Stock to be made on its books, except as expressly permitted hereby. The Company further agrees not to issue any additional Stock, whether by Transfer, original issue, or sale of Stock now or hereafter held by the Company as authorized but unissued shares, unless the person to whom such additional Stock is issued agrees in writing that he, his heirs, successors and assigns, and such additional Stock, shall be subject to and bound by the terms and conditions of these Restrictions.

SECTION 2. - PULL ALONG. For purposes of these Restrictions, "Block Sellers" shall mean collectively those shareholders of the Company, acting alone or in concert with other shareholders, who shall propose to transfer Stock to a purchaser or related group of purchasers in a single transaction or related series of transactions. Notwithstanding anything contained in these Restrictions to the contrary, if any Block Sellers shall propose to transfer to a purchaser or related group of purchasers (other than existing shareholders or persons defined as "Permitted Transferees" under any other agreement between the Company's shareholders who are not Option Shareholders) in a single transaction or related series of transactions, such number of shares of Stocks as equals or exceeds fifty percent (50%) of the then outstanding shares of Stock, the Block Sellers shall have the right to require that all Option Shareholders tender their Stock for sale and sell, on the same terms and conditions and at the same price per share of Stock as offered to the Block Sellers, that percentage of said Option Shareholders' shares of Stock as equals the percentage of all shares of Stock owned by all Block Sellers in the aggregate which are included in the transaction.

SECTION 3. - OPTIONS TO PURCHASE OPTION SHAREHOLDERS' STOCK

      a. Options To Purchase. The occurrence of any of the following events shall constitute an "Option Event" for purposes of these Restrictions:

            i. The filing by an Option Shareholder of a petition in bankruptcy, whether voluntary or involuntary;

            ii. The termination of an Option Shareholder's employment with the Company or a Subsidiary for any reason, including death; or


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


            iii. The entry of a final order of a court in an equitable distribution proceeding, from which there is no further right of appeal, directing a transfer of the Stock of an Option Shareholder (such Shareholder being hereinafter referred to as the "Divorcing Shareholder").

      b.    Divorcing Shareholder's Option To Purchase. For a period of twenty
(20) days after the entry of a final order of a court in an equitable distribution proceeding described in Section 3(a)(iii) above, the Divorcing Shareholder shall have the first option to purchase from the former spouse of the Divorcing Shareholder any or all of the Stock transferred pursuant to the final order of a court described in Section 3(a)(iii) above. The Divorcing Shareholder shall exercise said option by giving notice of the exercise to his former spouse and the Company within said twenty (20) day period.

      c.    Company's Option To Purchase. For a period of thirty (30) days after
(i) the occurrence of an Option Event described in Section 3(a)(ii), or (ii) actual knowledge by the Company of an Option Event described in Sections 3(a)(i) or 3(a)(iii), the Company shall have the option to purchase from the bankrupt Option Shareholder, the terminated Option Shareholder, the legal representative of the estate of a deceased Option Shareholder, or the former spouse of the Divorcing Shareholder, as the case may be (all such parties being hereinafter referred to collectively as the "Affected Shareholder"), any portion or all of the Stock owned by the Affected Shareholder, subject to the Divorcing Shareholder's first option to purchase the shares transferred to his former spouse as provided in Section 3(b). The Company shall exercise its option to purchase the Stock from the Affected Shareholder by giving written notice of the exercise to the Affected Shareholder and all of the remaining Shareholders within said thirty (30) day period. It is agreed that whenever the Company shall have the option under this Section 3(c) to purchase shares of Stock, the Affected Shareholder shall have no right to vote as a shareholder on the decision to exercise or not to exercise such option, and action on such option may be taken by the holders of a majority of the outstanding shares of the Voting Stock owned by all of the Company's shareholders, exclusive of the shares of Stock held by the Affected Shareholder. Any director or officer of the Company, acting pursuant to a resolution adopted by the holders of a majority of the stock so entitled to vote, may bind the Company to redeem any or all of the Stock owned by the Affected Shareholder. Failure by the Company to give written notice of exercise within such thirty (30) day period shall be deemed a rejection by the Company of its option to purchase.

      d. Shareholders' Option To Purchase. In the event the Company fails to exercise its option to purchase all of the Stock of the Affected Shareholder, the Company's other shareholders, other than the Option Shareholders and other than the Affected Shareholder, shall have the option to purchase all or any portion of the Stock owned by the Affected Shareholder by giving written notice of the exercise to the Affected Shareholder and all of the remaining shareholders having such option within thirty (30) days after the expiration of the Company's thirty (30) day option period. Each such shareholder shall have the right to purchase the same proportion of Stock as the number of shares of common capital stock of the Company owned by such shareholder bears to the total number of shares owned by the shareholders electing to purchase under this
Section 3. Failure by the remaining shareholders to give written notice of exercise within such thirty (30) day period shall be deemed a rejection by the remaining shareholders of their respective options to purchase.

      e. Purchase Price. The purchase price for the Stock purchased pursuant to the options contained in this Section 3 shall be that price equal to the Fair Market Value of a Share of Stock, as defined in Section 2.01 of the Plan, multiplied by the number of Shares of Stock being purchased.

      f. Effect of Failure To Purchase. The Affected Shareholder shall continue to own all Stock not elected to be purchased by the Company or the purchasing Shareholders, individually or collectively, within


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the time periods set forth in Section 3(c) and 3(d), provided that all such remaining Stock owned by the Affected Shareholder shall be subject to the terms and provisions of these Restrictions.

      g. Closing of Purchase. In the event that the Company and/or a remaining shareholder exercise the option under Section 3(c) or Section 3(d) to redeem or purchase, as the case may be, unless otherwise agreed upon by all of the parties involved, the closing of such transactions shall take place on a date designated by the Company or the purchasing Shareholder, as the case may be, which shall not be more than sixty (60) days after the giving of the last notice of the exercise of the option to purchase by a remaining shareholder, if any, and if none, within sixty (60) days after the giving of notice of the exercise of the option to redeem by the Company. The place of closing shall within Guilford County, North Carolina, and shall be designated by the purchasers. The time of the closing shall be during normal business hours and shall be designated by the purchasers.

      h. Payment of Purchase Price. The terms of the purchase shall be as set forth in Section 4 below.

SECTION 4. - TERMS OF PAYMENT

      In the event of a sale of Stock pursuant to Section 3 of these Restrictions, the terms of the purchase shall include, at the Company's option, payment of cash or certified funds in one lump sum, or payment of equal monthly installments of principal and interest over a period not to exceed twenty four
(24) months, using the Applicable Interest Rate.

SECTION 5. - SHAREHOLDER'S EXPECTATIONS

      Each Option Shareholder acknowledges that he or she has no expectation that the acquisition of the Shares will give him a broader voice in the management of the Company than his or her proportionate shareholdings would otherwise give. Further, each Option Shareholder acknowledges that he or she has no expectation that the Company will pay dividends. Further, each Option Shareholder acknowledges that he or she has no expectation that:

            i. The acquisition of the Stock will in any way assure him or her of employment;

            ii. The acquisition of the Stock will give him or her any claim to any fringe benefits or any right or option to purchase any additional shares of the Company's Stock;

            iii.  There will be any marketability of the Stock; or

            iv.   There will be any appreciation in the value of the Stock.

SECTION 6. - ENDORSEMENT ON STOCK CERTIFICATES

      Upon the acquisition of Option Shares, the Company shall cause the certificates of stock of the Company that are issued by the Company to be endorsed as follows:

            NOTICE IS HEREBY GIVEN THAT THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF WITHOUT COMPLYING WITH THE TRANSFER

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


            RESTRICTIONS INCORPORATED AS PART OF THE NON-QUALIFIED STOCK OPTION GRANT AGREEMENT PURSUANT TO WHICH THESE SHARES WERE PURCHASED. A COPY OF THOSE RESTRICTIONS (WHICH ARE ON FILE IN THE OFFICE OF THE COMPANY) MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE SHAREHOLDER OF RECORD OF THIS CERTIFICATE TO THE REGISTERED AGENT OF THE CORPORATION AT THE REGISTERED OFFICE OF THE CORPORATION.

            THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SECTION 7. - REGISTRATION RIGHTS

      a) Piggyback Registration Rights. At any time these Restrictions are in effect, if the Company proposes to register any of its stock under the Securities Act of 1933 (or any successor federal securities law), whether or not for sale for its own account, the Company agrees to give written notice to all of the Option Shareholders of its intention to do so. Upon the written request of any of the Option Shareholders, given within thirty (30) calendar days after receipt of such written notice from the Company, the Company will cause the shares of the Stock owned by the requesting Option Shareholder(s) (the "Option Shareholders' Stock") to be included in the shares to be covered by the registration statement proposed to be filed by THE COMPANY; provided, HOWEVER, that in the case of an underwritten offering, if the managing underwriter determines that the registration of all of the Stock would materially and adversely affect such public offering, then the Option Shareholders shall be obligated to cause the issuer of the Stock to include in the underwriting only that number of shares of the Option Shareholders' Stock that the managing underwriter believes may be sold without causing such adverse effect.

      b) Registration Information. If and whenever the Company is required by the provisions of this Section 8 to effect the registration of any of the Option Shareholders' Stock under the Securities Act of 1933 (or any successor federal securities law), those Option Shareholders will furnish in writing, as expeditiously as possible, such information as is reasonably requested by the Company for inclusion in the registration statement relating to such offering, and such other information and documentation as the Company shall request, in order for the Company to:

            i) prepare and file with the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 (or any successor federal securities law) a registration statement with respect to such securities and use their best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities, but not exceeding 180 days;


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

            ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary in the judgment of the Company to keep such registration statement effective and to comply with the provisions of the Securities Act of 1933;

            iii) register or qualify under such other state securities or "Blue Sky" laws any shares of Stock, including the Shareholders' Stock, in any state or jurisdiction in which the Company proposes to offer and sell shares registered under the Securities Act of 1933 (or any successor federal securities law) in accordance with this Section 8;

            iv) furnish to the Shareholders such reasonable number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act of 1933 (or any successor federal securities law), and such other documents as the Shareholders may reasonably request, in order to facilitate the public sale or other disposition of the Shareholder's Stock; and

            v) notify the Shareholders, at any time when a prospectus relating to the Shareholders' Stock is required to be delivered under the Securities Act of 1933 (or any successor federal securities law), or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      c) Registration Costs. The Option Shareholders shall pay, or cause to be paid, all expenses incurred by the Company in complying with this Section 8, including, without limitation, all registration and filing fees, printing expenses, and all underwriting discounts and selling commissions applicable to the sales of, and all fees and disbursements of counsel to the Option Shareholders relating to the sale of, the Option Shareholders' Stock. In the event the Option Shareholders' Stock and other Stock is registered and/or sold, the expenses shall be allocated among the shares based on the proportion that the shares concerned bear to the total number of shares registered and/or sold.

SECTION 8. - TERMINATION

     Termination. These Restrictions shall terminate upon the occurrence of any of the following events:

            i)    Cessation of the Company's business;

            ii)   Liquidation or dissolution of the Company;

            iii) By resolution of the Company's shareholders or action by the Company's Board of Directors; or

            iv) The effective date of a public offering of any shares pursuant to a registration statement under the Securities Act of 1933, as amended.


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